Exhibit 10.1

DIRECTED STOCK PURCHASE AGREEMENT

This Directed Stock Purchase Agreement (this “Agreement”) is dated as of January 16, 2026, by and between CDT Equity Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), and Ascent Partners Fund LLC, a Delaware limited liability company (together with its successors and assigns, including any other holder of Purchased Securities, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (together with the Regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company for cash and other valuable consideration, the Purchased Securities as defined and described more fully in this Agreement; and

WHEREAS, Schedule I contains a list of terms defined in this Agreement or in other Transaction Documents, all of which are used in this Agreement and the other Transaction Documents as so defined;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I       PURCHASES AND SALES

1.1 Effective Date and Closings

(a) Effective Date. This Agreement shall be effective on the date on which the conditions set forth in Section 1.3 (Condition to Effective Date) shall have been satisfied or duly waived (the “Effective Date”).

(b) The Two Type of Closings. The Company has the option to choose between two type of Closings, each as further described in the remainder of this Section 1.1: (x) a Regular Closing, with the Closing Date Securities delivered on the Closing Date, the Purchase Price delivered on the next business day and, where applicable, Adjustment Securities delivered at the end of an Adjustment Period) and (y) an Expanded Closing, with a higher purchase limit, but where the Purchased Securities are delivered on the Closing Date but the Purchase Price is adjusted and delivered after the end of a Pricing Period).

(c) Regular Closings. On a trading day that (A) is after the Effective Date and on or before ____________ __, 20__1 (the “Termination Date”), (B) occurs as promptly as practicable after the date on which the conditions set forth in Section 1.4 shall have been satisfied or duly waived and (C) is a trading day proposed by the Company and reasonably acceptable to the Purchaser (each a “Regular Closing Date”), upon the terms and subject to the conditions set forth herein (including satisfaction of all the conditions set forth in Section 1.4), the Company may, but shall have no obligation to, deliver to the Purchaser a notice in the form attached hereto as Exhibit A1 with such changes acceptable to the Purchaser and the Company each in their sole discretion, (an “Advance Notice”) to request to sell a number of shares of Common Stock set forth in such Advance Notice (the “Closing Date Securities” and, collectively in the aggregate for all such Closings and together with the Adjustment Securities (as defined below) and any other Common Stock to be purchased at a Expanded Closing pursuant to clause (d) below, the “Purchased Securities”) to the Purchaser for a gross purchase price (each a “Regular Purchase Price”) equal to the Pricing Percentage of the lowest VWAP of the Common Stock in the ten (10) trading days immediately prior to the Closing Date (each closing of such purchase and sale being referred to herein as a “Regular Closing”);

1 36 months following the Effective Date.

“Pricing Percentage” means, with respect to the calculation of a Purchase Price, 97%; provided, that, (x) if such Purchase Price per share would be lower than $1.00 when calculated using a Pricing Percentage equal to 97%, “Pricing Percentage” shall mean 94% and (y) otherwise, if such Purchase Price per share would be lower than $2.00 when calculated using a Pricing Percentage equal to 97%, then “Pricing Percentage” shall mean 95%.

provided, that,

(i) without the consent of the Purchaser, the Regular Purchase Price paid at any Closing shall not exceed the lower of (a) $750,000 and (b) 100% of the average Daily Traded Value of the Common Stock on the ten (10) trading days immediately preceding such Closing Date. Except as agreed by the Purchaser in its sole discretion, the dollar amount set forth in this clause (i) shall be lowered (but not raised), if applicable, to reflect the consummation of any reorganization, recapitalization, non-cash dividend, share split and other similar transaction.

“Daily Traded Value” means, on any Trading Day, the product of (a) the daily trading volume of the Common Stock on the Principal Trading Market during regular trading hours, as reported by Bloomberg, L.P., and (b) the VWAP of the Common Stock for that Trading Day.

(ii) if the Regular Purchase Price to be paid at Closing would be less than the Regular Floor Price, the Purchaser shall have the option to reject such Advance Notice by notice to the Company, in which case such Advance Notice shall automatically, and without any further action by the Company, be void and without further force or effect;

“Regular Floor Price” means the Minimum Price as of the date of this Agreement, which shall be subject to being reset on each six (6) month anniversary of the date of this Agreement; provided, that, such amount shall be lowered (if applicable) to reflect any reduction in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction.

(iii) if the Pricing Percentage of the lowest VWAP for the Common Stock (the “Adjusted Price”) in the period starting on the Closing Date and ending on the earlier of (x) five (5) trading days after and (y) the date when the Purchaser shall have entered into committed, binding trades to sell all of the Purchased Securities purchased at such Regular Closing (the “Adjustment Period”) is lower than such Regular Purchase Price per share, then the Company shall, on the trading day immediately following the end of the Adjustment Period, issue additional Purchased Securities (the “Adjustment Securities”) to the Purchaser so as to ensure that the aggregate number of shares of Purchased Securities received by the Purchaser for such Regular Closing equals the number of shares it would have received if the Regular Purchase Price per share had been equal to the Adjusted Price;

provided, further, that in no event shall any Purchased Securities be issued or sold hereunder in connection with a Regular Closing unless such Purchased Securities shall be subject to an effective Registration Statement; and

provided, further, that if any Advance Notice requests a Regular Closing that would not comply with any of the foregoing, the number of shares of Common Stock requested in such Advance Notice shall, if possible, automatically, and without any further action by the Company, be reduced to the highest number of such shares that would cause such requested Closing to comply with all such clauses.

“VWAP” means, for or as of any date for any Security, the following:

(A) the dollar volume-weighted average price for such Security on the Principal Trading Market for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “VWAP” function; or,

(B) if Bloomberg does not report such a price, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

(C) if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest Closing Ask Price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(D) if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the Purchaser.

All such determinations made in the calculation of “VWAP” shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Closing Bid Price” and “Closing Sale Price” means, for any Security as of any date:

(A) the last closing bid price and last closing trade price, respectively, for such Security on the Principal Trading Market for such Security, as reported by Bloomberg; or

(B) if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be), then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York time, as reported by Bloomberg; or

(C) if such Security no longer trades on its Principal Trading Market, then the last closing bid price or last trade price, respectively, of such Security on the principal Trading Market where such Security is listed or traded as reported by Bloomberg; or

(D) if such Security no longer trades on a Trading Market, the last closing bid price or last trade price, respectively, of such Security in the over-the-counter market on the electronic bulletin board for such Security as reported by Bloomberg; or

(E) if no closing bid price or last trade price, respectively, is reported for such Security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such Security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(F) if the “Closing Bid Price” or the “Closing Sale Price” cannot be calculated for a Security on a particular date based on the foregoing, the “Closing Bid Price” and the “Closing Sale Price” of such Security on such date shall be the fair market value as mutually determined by the Company and the Purchaser; or

(G) if the Company and the Purchaser are unable to agree upon the fair market value of such Security, then such dispute shall be resolved, and such fair market value (and therefore the “Closing Bid Price” and “Closing Sale Price”) shall be determined, in accordance with the procedures set forth in Section 5.6.

All such determinations made in the calculation of “Closing Bid Price” or “Closing Sale Price” shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(d) Expanded Closings. On a trading day (i) that is after the Effective Date and on or before the Termination Date and (ii) on which the conditions set forth in Section 1.4 shall have been satisfied or duly waived (each a “Expanded Closing Date” and, collectively and together with all Regular Closing Dates, the “Closing Dates”), upon the terms and subject to the conditions set forth herein (including satisfaction of all the conditions set forth in Section 1.4), the Company may, but shall have no obligation to, deliver to the Purchaser am Advance Notice to request to sell Purchased Securities to the Purchaser (each closing of such purchase and sale being referred to herein as a “Expanded Closing” and, collectively and together with the Regular Closings, the “Closings”) for a gross purchase price (each a “Expanded Purchase Price” and, collectively and together with each Regular Purchase Price, the “Purchase Prices”) equal to the lower of (x) the average of the daily VWAP on the trading day immediately preceding such Expanded Closing Date and the daily VWAP on such Expanded Closing Date and (y) the Pricing Percentage of the lowest VWAP for all trading days in the period beginning immediately following such Expanded Closing Date and ending on the earlier of (x) ten (10) trading days after and (y) the date when the Purchaser shall have entered into committed, binding trades to sell all of the Purchased Securities purchased at such Expanded Closing (each a “Expanded Pricing Period”); provided, that,

(i) without the consent of the Purchaser, the Expanded Purchase Price paid in connection with any Expanded Closing shall not exceed $5,000,000. Except as agreed by the Purchaser in its sole discretion, the dollar amount set forth in this clause (c)(i) shall be lowered (but not raised), if applicable, to reflect the consummation of any reorganization, recapitalization, non-cash dividend, share split and other similar transaction; and

provided, further, that in no event shall any Purchased Securities be issued or sold hereunder in connection with an Expanded Closing unless such Purchased Securities shall be subject to an effective Registration Statement; and

provided, further, that if any Advance Notice requests a Closing that would not comply with any of the foregoing, the number of shares of Common Stock requested in such Advance Notice shall, if possible, automatically, and without any further action by the Company, be reduced to the highest number of such shares that would cause such requested Closing to comply with all such clauses.

(e) Effective Date Shares. On the Effective Date, the Purchaser shall earn a one-time, non-refundable fee consisting of 204,031 shares of Common Stock (the “Effective Date Shares”), payable on the earlier of (A) the 90th day following the Effective Date and (B) the date on which all Transaction Securities are DWAC Eligible, freely tradeable and an effective “shelf” or resale registration statement under the Securities Act, in customary form and reasonably acceptable to the Purchaser, is effective under the Securities Act, registering the resale of all such Transaction Securities by the Purchaser and names the Purchaser as a selling security holder thereunder. The Effective Date Shares shall be valued at the Purchase Price applicable to a Regular Closing, as of the date such Effective Date Shares are due. The Effective Date Shares shall be in addition to, and not in substitution for, any other payment due hereunder, including expense reimbursements and indemnities.

“Transaction Securities” means the Effective Date Shares and the Purchased Securities.

(f) Mechanics.

(i) Regular Closings. For each Regular Closing, (A) on the Closing Date, the Company shall deliver to the Purchaser the Closing Date Securities therefor and, on the trading day next following the receipt of such Closing Date Securities, the Purchaser shall deliver to the Company without set off or counterclaim unless otherwise agreed in writing by the Company, via wire transfer to an account designated by the Company, the Purchase Price for such Closing in immediately available dollars and (B) on the trading day immediately following the end of the Adjustment Period, the Company shall deliver to the Purchaser a settlement document in the form attached hereto as Exhibit A2, together with the Additional Securities (if any) due in respect of such Closing.

(ii) Expanded Closings. For each Expanded Closing, (A) on the Closing Date, the Company shall deliver to the Purchaser the Purchased Securities for such Closing and (B) on the business day next following the end of the Expanded Pricing Period for such Closing, the Purchaser shall deliver to the Company a settlement document in the form attached hereto as Exhibit A3 and, upon receipt of an executed copy of such settlement document by the Company including wire instructions for the Company’s deposit account, without set off or counterclaim unless otherwise agreed in writing by the Company, via wire transfer to the account designated by the Company in such settlement document, the Purchase Price for such Closing in immediately available dollars.

(iii) Advance Notices. Except to the extent agreed by the Purchaser in its sole discretion, to be effective, an Advance Notice must be delivered (A) in the case of an Advance Notice for a Regular Closing, not later than 9 a.m. on the Closing Date and (B) in the case of an Advance Notice for an Expanded Closing, on or after 8:01 a.m. and on or before 9:29 a.m. on the Closing Date. Except to the extent the Purchaser agrees in its sole discretion, no new Advance Notice may be effectively delivered until all Purchased Securities shall have been delivered (including any Adjustment Securities) and all Closings shall have occurred under all Advance Notices previously delivered. If an Advance Notice is effectively delivered hereunder, subject to the terms and conditions set forth herein, the Closing thereunder shall occur. Effective delivery of an Advance Notice hereunder creates an unconditional contract between the Purchaser and the Company to purchase the applicable Purchased Shares at such Closing in exchange for the applicable Purchase Price in accordance with the terms hereof and due, in the case of a Regular Closing, on the Closing Date and, in the case of a Expanded Closing, on the business day immediately following the end of the Expanded Pricing Period. Subject to applicable Regulations, the Purchaser may Sell any right, title or interest in any Purchased Securities in the period after the effective delivery of an Advance Notice therefor and prior to the earlier of (x) the Closing therefor or (y) the receipt of a notice of a Suspension Event for such Advance Notice from the Company. If a Suspension Event occurs after the delivery of such Advance Notice, the Company shall notify the Purchaser and, upon effective delivery of such notice, any Advance Notice for which the Closing has not yet occurred shall be deemed to be cancelled automatically and with no further action except to the extent of Purchased Securities Sold by the Purchaser in reliance upon such notice; provided, that, if the Purchaser Sold any right, title or interest in the Purchased Securities prior to the delivery of such notice of a Suspension Event, in addition to any other remedy, the Purchaser shall be entitled to indemnification for any resulting Loss pursuant to Section 4.6.

“Suspension Event” means any of the following:

(A) except for requests made in connection with investigations by the SEC disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other governmental authority during the period of effectiveness of the Registration Statement or any request for amendments to Registration Statements or Prospectus Supplements;

(B) the occurrence of a Discontinuation Event;

(C) the occurrence of any event that makes or threatens to make any statement made in the Registration Statement or any related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any changes to the Registration Statement or any such Prospectus or any such document so that, (x) in the case of the Registration Statement (or any such document incorporated by reference therein), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) in the case of any Prospectus (or any document incorporated by reference therein), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(D) the occurrence of any other event that requires amending the Registration Statement or issuing a Prospectus Supplement to comply with the Securities Act or any other Regulation;

(E) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under applicable Regulations;

(F) the Common Stock no longer being registered under Section 12(b) or 12(g) of the Exchange Act;

(G) the Common Stock no longer being authorized for listing on its Principal Trading Market;

(H) the occurrence of a Black Out Period; and

(I) the Company failing to make correctly, completely and in a timely manner any filing required of it as a reporting company under the Exchange Act.

“Black Out Period”, “Discontinuation Event,” “Prospectus” and “Registration Agreement” have the meanings specified in the Registration Rights Agreement.

“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including any prospectus supplement to be filed in accordance with this Agreement.

(iv) DWAC-Eligible Securities Delivered. All Transaction Securities shall be DWAC Eligible and any book-entry, physical or other certificate may be cancelled upon delivery, either directly or by notice to the Transfer Agent. No fractional shares shall be issued and fractional amounts shall be rounded up to the next higher whole number of shares.

(v) Buy-In Option. In addition to any other rights available to the Purchaser, including indemnification as described in Section 1.1(f)(iii) and seeking specific performance and injunctions pursuant to Section 5.11, if, at any Closing, the Company fails for any reason to deliver to the Purchaser the Purchased Securities and their certificate by the Closing Date for such Closing pursuant to clause (c) above, the Purchaser may purchase (in an open market transaction or otherwise) Purchased Securities (a “Buy-In”), then the Company shall pay in cash to the Purchaser (in addition to any other remedies available to or elected by the Purchaser) the amount, if any, by which the Purchaser’s total purchase price (including any brokerage commissions and all costs and expenses) for the Purchased Securities so purchased exceeds the Purchase Price for such Purchased Securities at such Closing. Nothing herein shall require the Purchaser to choose to execute a Buy-In and nothing herein limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including specific performance and injunctive relief.

(g) Beneficial Ownership Limitation. Anything else in the Transaction Documents notwithstanding, the Company shall not issue or sell any Purchased Securities to the Purchaser, and the Purchaser shall not have the right to purchase any Purchased Securities, to the extent that, and only to the extent that, after giving effect to such issuance, the Purchaser, together with the Purchaser’s Affiliates, and any persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates (collectively, the “Attribution Parties”) would beneficially own Common Stock in excess of 9.99% of the number of shares of the Common Stock outstanding (as the same may be increased on decreased in accordance with this Section 1.1(g), the “Beneficial Ownership Limitation”); provided, that the Purchaser may, upon not less than sixty-one (61) days’ prior notice to the Company and effective at the end of such 61-day period (up to, and in any case not exceeding, 9.99%), increase such percentage and may, with prior notice to the Company, decrease such percentage. When calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the Purchaser and its Attribution Parties shall exclude the number of shares of other Common Stock (i) issuable but not yet issued and not requested to be issued pursuant to this Agreement and (ii) issuable upon the exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company (including any other Purchased Securities and any other warrants and other convertible, exchangeable or similar Securities) beneficially owned by the Purchaser or any of its Attribution Parties and subject to a limitation on conversion or exercise analogous to the limitation contained herein. No prior determination pursuant to this Section 1.1(g) shall have any effect on the applicability of the provisions of this Section 1.1(g) with respect to any subsequent determination. Except as set forth above, for purposes of this Section 1.1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1.1(g) applies, the determination of whether to purchase Purchased Securities (in relation to other Securities owned by the Purchaser together with any Attribution Parties) shall be in the sole discretion of the Purchaser. To ensure compliance with this restriction, the Purchaser will be deemed to represent to the Company each time it delivers the Purchase Price at a Closing that the issuance of the Purchased Securities corresponding to such Purchase Price has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination; provided, that if the Purchaser determines that the issuance of Purchased Securities corresponding to the Purchase Price requested in an Advance Notice would violate this restriction, the Purchaser may notify the Company and tender a lower Purchase Price corresponding to the issuance of a number of Purchased Securities that would not violate this restriction and the Advance Notice shall, automatically and without any action from the Company, be deemed to be amended to reflect such new Purchase Price and the corresponding amount of Purchased Securities. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.1(g), in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Purchaser, the Company shall promptly (and in any event within one (1) trading day) confirm in writing to the Purchaser the number of shares of Common Stock then outstanding. Irrespective of such reliance, the Purchaser shall in its calculation give effect to the conversion or exercise of such Stock Equivalents by the Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 1.1(g) shall not be strictly interpreted in accordance with its terms as maybe necessary to correct any portion of this Section 1.1(g) that may be defective or inconsistent with the intended beneficial ownership limitations contained herein as they relate to applicable Regulations of the SEC or to make changes or supplements necessary or desirable to properly give effect to such limitation.

1.2 Other Deliveries.

(a) On the Effective Date. On or prior to each Closing Date, each of the Company and the Purchaser shall deliver or cause to be delivered to the other party the items identified in Section I of the closing list attached hereto as Schedule II (the “Closing List”) as being delivered to such party on or prior to such Closing, each dated as of the Closing Date for such Closing and in form and substance satisfactory to the party receiving them. In addition, the Company shall deliver to the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may require for such Closing, each in form and substance satisfactory to the Purchaser.

(b) At Each Closing. On or prior to each Closing Date, each of the Company and the Purchaser shall deliver or cause to be delivered to the other party the items identified in Section II of the Closing List as being delivered to such party on or prior to such Closing, each dated as of the Closing Date for such Closing and in form and substance satisfactory to the party receiving them. In addition, the Company shall deliver to the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may require for such Closing, each in form and substance satisfactory to the Purchaser.

(c) Post-Closing. The Company shall deliver or cause to be delivered to the Purchaser the items identified in Section III of the Closing List by the deadlines identified therein, each in form and substance satisfactory to the Purchaser, along with, upon request by the Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may reasonably require to effect the transactions contemplated in the Transaction Documents.

1.3 Conditions to Effective Date. The effectiveness of this Agreement pursuant to Section 1.1(a) and the occurrence of the Effective Date subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Effective Date:

(a) the representations and warranties of the Purchaser and the Company contained in any Transaction Document shall be true and correct as of the Effective Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(b) all obligations, covenants and agreements contained in any Transaction Document and\ required to be performed by the Purchaser or the Company on or prior to the Effective Date shall have been performed; and

(c) the delivery by each of the Purchaser and the Company of the items each is required to deliver prior to the Effective Date pursuant to Section 1.2(a);

(d) no Material Adverse Effect shall have occurred from the date hereof through the Effective Date;

(e) from the date hereof through the Effective Date, trading in the shares of Common Stock shall not have been suspended by the SEC or the Principal Trading Market for such Common Stock and, at any time prior to the Effective Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on Securities of the Company whose trades are reported by such service or on any Trading Market for such Securities, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Securities;

(f) the Company meets the current public information requirements under Rule 144 in respect of the Transaction Securities, where “Rule 144” means Rule 144 promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, as such rule may be amended from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same effect as such rule;

(g) all Consents and Permits listed in the Disclosure Certificate as required to be obtained prior to the Effective Date have been obtained by the Company; and

(h) any other conditions to the Effective Date or the obligations of the Purchaser contained herein or in the other Transaction Documents shall have been satisfied.

1.4 Conditions to Closings.

(a) To the Company’s Obligations. The obligations of the Company pursuant to Section 1.1 (Effective Date and Closings) in connection with each Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date for such Closing:

(i) the representations and warranties of the Purchaser contained herein shall be true and correct as of such Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by the Purchaser on or prior to such Closing Date (other than the obligations set forth in Section 1.1 (Effective Date and Closings) to be performed on the Closing Date for such Closing) shall have been performed; and

(iii) the delivery by the Purchaser of the items the Purchaser is required to deliver prior to such Closing Date pursuant to Section 1.2(b) (Other Deliveries; At Each Closing).

(b) To the Purchaser’s Obligations. The obligations of the Purchaser pursuant to Section 1.1 (Effective Date and Closings) in connection with each Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions (the “Closing Conditions”) on or before the Closing Date for such Closing, both before and after giving effect to such Closing:

(i) the items that the Company is required to deliver on or prior to such Closing Date pursuant to Section 1.2(b) (Other Deliveries; At Each Closing) shall have been delivered;

(ii) (A) all Purchased Securities that have been required to be delivered pursuant to any Transaction Documents prior to such Closing Date shall have been delivered when required (including provisions requiring the removal of any legend on any Purchased Security) and (B) any obligation due and payable to any Purchaser Party on or prior to such Closing Date shall have been fully satisfied within at most five (5) business days of its due date;

(iii) after giving effect to such Closing (and including all Purchased Securities requested to be purchased under such Advance Notice and any other outstanding Advance Notice), the aggregate number of Transaction Securities acquired hereunder shall not exceed the amount of such Transaction Securities registered under the Registration Statement in effect as of the Closing Date for such Closing;

(iv) after giving effect to such Closing, the aggregate Purchase Price for all Closings having occurred hereunder shall not exceed $25,000,000 (the “Maximum Aggregate Purchase Price”); provided, that the Purchaser may, in its sole discretion, choose to honor a Advance Notice for an Expanded Closing if, after giving effect to the Closing thereunder, the aggregate Purchase Price for all Closings having occurred hereunder does not exceed 115% of the Maximum Aggregate Purchase Price;

(v) after giving effect to such Closing (and including all Purchased Securities requested to be purchased under the Advance Notice for such Closing and any other outstanding Advance Notice), the aggregate number of Purchased Securities purchased at all Closings shall not exceed the Exchange Cap, calculated as of the Effective Date, unless, to the extent permitted by the Regulations of such Principal Trading Market, (A) the Company’s stockholders have approved such issuance in accordance with the Regulations of such Principal Trading Market, (B) the Average Purchase Price equal or exceeds the Minimum Price or (C) the Company has obtained, for the benefit of, delivered to, and in form and substance satisfactory to, the Purchaser, a written opinion of outside counsel that such issuance and sale is otherwise permitted by the Regulations of such Principal Trading Market;

“Average Purchase Price” means, as of any date, the average Purchase Price per share for the Transaction Securities obtained by dividing (i) the aggregate Purchase Price for all Purchased Securities purchased hereunder on or before such date by (ii) the aggregate number of shares of Transaction Securities issued hereunder on or before such date, and rounding the result to the nearest tenth of a cent;

“Exchange Cap” means, as of any date, the aggregate number of shares of Common Stock that the Company may sell hereunder to the Purchaser on such date without breaching the Regulations of the Principal Trading Market for the Common Stock, which, if the Principal Trading Market for the Common Stock is on Nasdaq or the NYSE, shall not be higher than 19.9% of the number of issued and outstanding shares of Common Stock as of such date, calculated in accordance with the Regulations of such Principal Trading Market;

“Minimum Price” means the lower (a) the Official Closing Price on the trading day immediately preceding the Effective Date and (ii) the average Official Closing Price for the five (5) trading days immediately preceding the Effective Date;

“Official Closing Price” means the closing price used by the Regulations of the Principal Trading Market in their calculations for purposes of the Regulations requiring shareholder approval of issuances that equal or exceed 20% which, (a) if such Principal Trading Market is one of the Nasdaq markets, shall be the Nasdaq Official Closing Price (as reflected on nasdaq.com) for a share of Common Stock and (b) if such Principal Trading Market is one of the NYSE markets, shall be the official closing price for a share of Common Stock as reported on the consolidated tape;

(vi) all Transaction Securities acquired by the Purchaser at or prior to such Closing Date shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and approved for listing on the Principal Trading Market and the Company shall have duly submitted an official notice of such issuance to such Principal Trading Market;

(vii) all representations and warranties made by the Company or otherwise to the Purchaser in any Transaction Document (including in the Advance Notice for such Closing) or any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Purchaser shall be true and correct as of each date when made or deemed made, as well as on such Closing Date, in each case, unless expressly made as of an earlier date herein in which case they shall be accurate as of such date;

(viii) from and after the date hereof, the Company shall have complied with all covenants, provisions and agreements contained in any Transaction Document (other than the obligations set forth in clause (i) or (ii), as the case may be, of Section 1.1(f) to be performed on the Closing Date for such Closing) including, if applicable, Sections 1.2(c) (Other Deliveries; Post Closing), 4.3 (DWAC Eligible; Freely Tradeable and Listed) and 4.4 (Transfer Restrictions), and any past failure to comply therewith shall have been cured prior to such Closing Date within the period specified in such covenant, agreement or provision or, if no such period is specified, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by the Purchaser to the Company and (B) ten (10) trading days after the Company has become or should have become aware of such failure;

(ix) no Suspension Event shall have occurred and be continuing:

(x) the Company shall not have publicly or privately announced to the Purchaser the Company’s intention to fail to honor any provision of any Transaction Document;

(xi) there shall not have occurred from and after the date hereof any breach, default or event of default (without regard for any cure period therefor provided therein) under any Indebtedness of any Company Group Member (A) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than one hundred and fifty thousand dollars ($150,000), or (B) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

(xii) there shall not have occurred from and after the date hereof any breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) under any other Contractual Obligation to which any Company Group Member is obligated that, if determined adversely to any Company Group Member, could reasonably be expected to result in any injunction affecting any Company Group Member or any Loss to the Company Group Members in excess of one hundred and fifty thousand dollars ($150,000);

(xiii) there shall not have occurred from and after the date hereof any monetary judgment, writ or similar final process shall be entered or filed against any Company Group Member, any Subsidiary of any Company Group Member or any of their assets for an injunction or for monetary damages of more than one hundred and fifty thousand dollars ($150,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

(xiv) there shall not have occurred from and after the date hereof any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Group Member or any Subsidiary of any Company Group Member having an aggregate fair value or repair cost (as the case may be) in excess of one hundred and fifty thousand dollars ($150,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(xv) none of the following shall have occurred from and after the date hereof: (A) any Company Group Member or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Group Member shall commence a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any such Subsidiary or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding shall be commenced against any Company Group Member or any such Subsidiary by any other person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) any Company Group Member or any such Subsidiary shall be adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) any Company Group Member or any such Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) any Company Group Member or any such Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) any Company Group Member or any such Subsidiary, by any act or failure to act, shall expressly indicate its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action (including convening a meeting of the board) to authorize or otherwise for the purpose of effecting any of the foregoing;

(xvi) no Change of Control shall have occurred from after the date hereof;

“Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of (i) 50% prior to any initial public offering of the Common Stock and (ii) 20% thereafter or more of the issued and outstanding Voting Stock of any Company Group Member or any Subsidiary of any Company Group Member (whether on an as converted, fully diluted basis or without taking into account any potential conversion or dilution of Stock Equivalents), other than by acquiring such Common Stock directly in an offering made to the general public, (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the other Company Group Members and their Subsidiaries.

(xvii) no Material Adverse Effect shall have occurred from the date hereof through such Closing Date;

(xviii) the Company shall not, from and after the date hereof, have consummated any Fundamental Transaction, amend its charter documents in any manner that materially and adversely affects any rights of the Purchaser or change the nature of its business from the business conducted by it on the date hereof;

(xix) no date or record date for any stockholder’s meeting or any corporate action falls during the period starting one trading day prior to the delivery of the Advance Notice for such Closing and ending one trading day following the end of the Adjustment Period (or, as the case may be, Pricing Period) for such Closing;

(xx) From 180 days prior the date hereof, trading in the shares of Common Stock shall not have been suspended by the SEC or the Principal Trading Market for such Common Stock and, at any time prior to such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on Securities of the Company whose trades are reported by such service or on any Trading Market for such Securities, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Securities on such Closing Date;

(xxi) the Company shall have filed all SEC Reports required under all applicable Regulations during the twelve-month period immediately preceding such Closing Date;

(xxii) the Company has duly notified the SEC and its Principal Trading Market as may be required under their respective Regulations of the issuance of all Transaction Securities to be issued on or prior to such Closing Date pursuant to this Agreement (including filing a Listing of Additional Shares Notification Form with its Principal Trading Market if required);

(xxiii) the Company shall have obtained all Permits and Consents, and shall have filed with Governmental Authorities all documents, listed in the Disclosure Certificate as required to be obtained or filed prior to such Closing Date or otherwise required for the offer and sale of the Transaction Securities issued on or before such Closing Date;

(xxiv) from and after the date hereof, (A) the Common Stock shall not have become “penny stock” as defined in Regulations for purposes of 3(a)(51) of the Exchange Act, (B) there shall be a Trading Market for the Common Stock and the Common Stock shall be eligible for listing or quotation for trading thereon and shall be eligible to resume listing or quotation for trading thereon within five (5) trading days and (C) the transfer of shares of Common Stock through the Depository Trust Company System shall remain available for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and shall not be subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill); and

(xxv) any other conditions to the obligations of the Purchaser on such Closing Date contained herein or in the other Transaction Documents shall have been satisfied.

ARTICLE II       REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company Group Members. The Company hereby makes the following representations and warranties as to each Company Group Member to the Purchaser as of the Effective Date and each Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Disclosure Schedule. All of the representations and warranties set forth on the Disclosure Schedule.

(b) Full Disclosure. All of the disclosures furnished on behalf of, and all of the representations and warranties made by, any Company Group Member in any Transaction Document and all statements contained in the Disclosure Certificate or any certificate or other document furnished or to be furnished to the Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document are true and correct and none contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The Company Group Members have responded to all questions in the due diligence questionnaire (and any amendment or additional questions or questionnaires) provided by the Purchaser prior to the date hereof completely and truthfully and have provided in response all of the information available to them that would reasonably be qualified as responsive thereto, except where such Company Group Members have indicated to the Purchaser that specific information could not be provided and why. The press releases disseminated by the Company Group Members during the twelve months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof, the Effective Date and as of each Closing Date to the Company as follows(unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(b) Own Account. The Purchaser understands that the Purchased Securities and Effective Date Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the Transaction Securities acquired as of the date this representation is made as principal for its own account, in the ordinary course of business, and not with a view to or for distributing or reselling such Transaction Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Security in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any such Securities in violation of the Securities Act or any applicable state securities law; provided, that nothing in this clause (b) shall be construed to limit the Purchaser’s ability to sell such Securities or to require the Purchaser to hold any such Securities for any minimum or other specific term and the Purchaser reserves the right to dispose of any such Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

(c) Purchaser Status. On the date hereof, on the Effective Date and on each other date the Purchaser is offered or otherwise purchases or acquires any Purchased Securities or any Effective Date Shares, it is and will be a sophisticated investor accustomed to transactions like the purchase of the Purchased Securities hereunder and an “accredited investor” as defined under the Securities Act and the Regulations thereunder.

(d) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not acquiring any Purchased Security or Effective Date Share as a result of any advertisement, article, notice or other communication regarding Purchased Securities or Effective Date Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including any “short sale” (as defined in Rule 200 of Regulation SHO of the Exchange Act) (“Short Sale”), of the Securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Purchased Securities and Effective Date Shares covered by this Agreement.

Each Company Group Member acknowledges and agrees that the representations and warranties of the Purchaser set forth in Section 2.2 shall not modify, amend or affect the Purchaser’s right to rely on the representations and warranties of any Company Group Member contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

2.3 Credit Reports and Inquiries.

(a) Credit Reports. Each Company Group Member authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Group Members for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Group Members, (iii) contact personal and business references provided by any Company Group Members, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share information regarding the Company Group Members’ performance under this Agreement with affiliates and unaffiliated third parties.

(b) Credit Inquiries. Each Company Group Member hereby authorizes the Purchaser (but it shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Group Member.

ARTICLE III       Negative covenants

3.1 Negative Covenants. From and after the date hereof, and until the Termination Date, no Company Group Member shall, and no Company Group Member shall permit any of its Subsidiaries to, directly or indirectly, do, or enter into any Contractual Obligation or arrangement to do, any of the following:

(a) Asset Sales. Sell substantially all of its assets;

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any person of, or any other transaction permitting any person to acquire, in one transaction or a series of transactions, any right, title or interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable and including acquiring or Selling any Derivative intended to transfer, or having the effect of transferring, any risk relating to any such right, title or interest in such business or property, including any risk of Loss relating to holding any such right, title or interest. To “Sell” shall have a correlative meaning;

(b) Fundamental Transactions. consummate a Fundamental Transaction, amend its charter documents in any manner that materially and adversely affects any rights of the Purchaser or change the nature of its business from the business conducted by it on the date hereof;

“Fundamental Transaction” means any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company, (ii) any merger or consolidation of any other Company Group Member with or into another person that is not a Company Group Member; (iii) any Sale or license of any right, title or interest in the assets of any Company Group Member, other than to a Company Group Member and other than transactions in the ordinary course of business and transactions that, individually or in the aggregate, affect less than 10% of the market value of the consolidated assets of the Company Group Members, (iv) the completion of any purchase offer, tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of Common Stock Sell, tender or exchange their shares for other Securities, cash or property, and (v) any other corporate reorganization, Securities purchase or other business combination involving the Company or, if all surviving entities are not a Company Group Member, any other Company Group Member, including any spin-off or scheme of arrangement of any Company Group Member, any reorganization, recapitalization or reclassification of the Common Stock, any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or other assets.

(c) Related Party Transactions. enter into any other transaction with, or make any other payment to, any Related Party of the Company that is not a Company Group Member or Subsidiary of any Company Group Member, including (A) investments by any Company Group Member or any Subsidiary thereof in such other Related Party, whether in Capital Stock, Stock Equivalents, other Securities, Indebtedness owing by such Related Party or otherwise, or Indebtedness owing to any such other Related Party and (B) Sales, whether by such Related Party or any Company Group Member, of any asset), except for (x) payments with respect to Indebtedness disclosed on the SEC Reports prior to the date hereof, (y) transactions in the ordinary course of business on a basis no less favorable to the Company Group Members and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a person that is not a Related Party and that are expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval) and (z) salaries and other director or employee or other staff or agent compensation, including expense reimbursements and employee benefits, of the Company Group Members and their Subsidiaries that, in the case of officers, directors and employees, staff and agents that are also Related Parties even if their employee, staff or agent relationship is not taken into account, does not include any increase from the compensation in effect on, and disclosed to the Purchaser on or before the date hereof;

(d) Use of Proceeds. fail to use the Purchase Price as represented in Schedule 12 of the Disclosure Certificate (including by being engaged in operations involving the financing of any investments or activities in, or any payments to, any Sanctioned Person) or fail to provide a certification to the Purchaser with respect to any of the foregoing items in this Section 3.1(d) upon the Purchaser’s request; or

(e) Compliance with Sanctions, Permits and other Regulations. directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) be in violation of any Sanctions Law or engage in, or conspire or attempt to engage in, any transaction evading or avoiding any prohibition in any Sanctions Law, (b) be a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) have any assets located in Sanctioned Jurisdictions, (d) deal in, or otherwise engage in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by OFAC or (e) fail to comply with any material Regulations or Contractual Obligations applicable to it or fail to obtain or comply with any material Permits.

3.2 Limits on Future Issuances.

(a) No Exchange Transactions. Prior to the Termination Date, no Company Group Member, no Related Party of any Company Group Member will, directly or indirectly (including through agents, contractors, trustees, representatives or advisors): (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any person relating to any exchange (i) of any Security of any Company Group Member for any other Security of any Company Group Member, except to the extent consummated pursuant to the terms of Stock Equivalents of the Company as in effect as of the date hereof and disclosed in the Disclosure Certificate on the date hereof or (ii) of any Indebtedness for any Security of, or claim against, any Company Group Member (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any person; or (c) participate in any discussions, conversations, negotiations or other communications with any person regarding any Exchange Transaction, or furnish to any person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any person to seek an Exchange Transaction involving any Company Group Member. Prior to the Termination Date, no Company Group Member and no Related Party of any Company Group Member, will, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company Group Members and each of their Related Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 3.2 by any Company Group Member, or any Subsidiary or Affiliate of any Company Group Member, or any officer, employee, director, agent or other representative of any Company Group Member or any Subsidiary or Affiliates of any Company Group Member shall be deemed a direct breach of this Section 3.2 by the Company.

(b) No At the Market Offerings or Equity-Lines of Credit. Prior to the Termination Date, except with the consent of the Purchaser and except for facilities led by the Purchaser, no Company Group Member and no Subsidiary of any Company Group Member shall (i) effect, or enter into any Contractual Obligation to effect, any “at-the-market” offering for any Capital Stock or (ii) enter into any Equity Line of Credit or draw on any existing Equity Line of Credit.

“Equity Line of Credit” means any transaction involving a Contractual Obligation of any person with a counterparty whereby such person has an option to Sell its Securities to such counterparty over an agreed period of time and at future determined price or price formula, other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions and other than in connection with fixed-price rights public offerings and similar transactions that are not Variable-Priced Equity-Linked Instruments.

(c) The Purchaser shall be entitled to obtain injunctive relief against any Company Group Member to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.3 No Claims Under Stockholder’s Rights Plan. No claim will be made or enforced by any Company Group Member or, with the consent of any Company Group Member, by any other person, that any Purchaser Party is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Transaction Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser Party.

3.4 No Integration. The Company shall not engage in any Sale, offer for Sale or engage in any solicitation of offers to buy, any Security (or otherwise negotiate in respect of any of the foregoing) that would be integrated with (i) the offer or sale of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Transaction Securities or (ii) the offer or sale of the Transaction Securities for purposes of the Regulations of any Trading Market of any Securities of any Company Group Member in a manner that would require shareholder approval prior to the closing thereof, unless such shareholder approval is obtained before such closing.

ARTICLE IV       affirmative covenants

4.1 Reservation and Listing.

(a) The Company shall reserve for issuance of the Purchased Securities from its duly authorized Capital Stock a number of shares of Common Stock at least equal to such amount as may then be required to fulfill its obligations in full under the Transaction Documents (for the avoidance of doubt, the Company shall be considered obligated to issued Purchased Securities at a proposed Closing for the purpose of this Section 4.1 as soon as an Advance Notice for such proposed Closing shall be effectively delivered hereunder). Upon the effective delivery of an Advance Notice hereunder, or a reverse stock split or increase in the authorized Common Stock of the Company, the Company will immediately instruct the Transfer Agent to reserve at least the new amount applicable under this Section 4.1(a) after giving effect to such Advance Notice, stock split or increase.

(b) The Company shall: (i) in the time and manner required by the Principal Trading Market for the Common Stock, prepare and file with such Principal Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the amount required to be reserved under this Section 4.1 on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the such amount required under this Section 4.1 on such date on such Principal Trading Market or any other Trading Market for such Common Stock.

4.2 Disclosures.

(a) No Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Group Member covenants and agrees that none of it, any of its Related Parties or any other person acting on their behalf, will provide the Purchaser, any Purchaser Party or their respective agents or counsel with any information that constitutes, could constitute, or that any Company Group Member believes constitutes or could constitute, material non-public information, unless prior thereto such information is disclosed to the public or the Purchaser shall have entered after the date hereof into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated. Each Company Group Member represents and warrants that the Purchaser has not been provided by any Company Group Member or any Related Party of any Company Group Member, or any other person acting on their behalf, any information, that constitutes, may constitute, or that any such person believes constitutes or may constitute, material non-public information with respect to any Company Group Member. Any non-disclosure agreement entered into between the Purchaser and any Company Group Member is terminated as provided in clause (b) below. Therefore, in the absence of any new agreement after the date hereof regarding such matters, the Purchaser does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Group Member any of their Related Parties, or any other person acting on their behalf, and is governed only by applicable Regulations. Each Company Group Member understands and confirms that the Purchaser is and shall be relying on the foregoing representations, warranties and covenants in effecting transactions in Transaction Securities and any other Securities of the Company.

(b) Disclosure of Transaction Documents. The Company shall issue a press release by 9 a.m. on the trading day next following the date hereof publicly announcing the execution of the Transaction Documents and shall file with the SEC a current report on Form 8-K or 1-U, as applicable, that includes the Transaction Documents as exhibits thereto within the time required by the Exchange Act. The Company represents and warrants to, and agree with, each Purchaser Party that, from and after such disclosure, it shall have publicly disclosed all material, non-public information delivered to any Purchaser Party or their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Group Member (including through agents, contractors, trustees, representatives and advisors) in connection with the transactions contemplated by the Transaction Documents. Thereafter, to the extent any new Transaction Document (including any notice provided thereunder) could be argued to include any material non-public information, the Company shall within two (2) trading days disclose such Transaction Document on Form 8-K or 1-U, as applicable. From and after such disclosure, the Company represents and warrants to each Purchaser Party that it shall have publicly disclosed (and shall ensure that as part of such disclosure and thereafter it shall publicly disclose within two (2) trading days) all material, non-public information delivered to any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Group Member or any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such disclosure, any and all confidentiality or similar obligations under any Contractual Obligation, whether written or oral, between any Company Group Member, any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the one hand, and any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the other hand, shall immediately terminate and, from and after such disclosure, no such obligations shall be valid, even if entered into after the date of this Agreement (unless such obligation specifically mentions and refers to this clause (a) as inapplicable in a writing signed by such Purchaser Party), including “click through” agreements and confidentiality clauses incorporated in larger agreements.

(c) No Form D Filing. This is a private transaction negotiated with, and tailored to, the Purchaser and no Securities were offered or sold to the Purchaser by means of any form of general solicitation or general advertising. This transaction does not rely on Regulation D under the Securities Act and, therefore, the Company does not intend or need to file a Form D.

(d) Press Releases and other Public Disclosures. The Company and the Purchaser shall consult with each other in issuing other press releases and making any other public disclosure with respect to the transactions contemplated hereby, and none of the Purchaser or any Company Group Member shall issue any such public disclosure without each other’s prior consent, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Irrespective of the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any Trading Market or any other Governmental Authority, without the prior written consent of the Purchaser, except as required by Regulations, in which case the Company shall provide to the Purchaser prior notice of such disclosure permitted under this clause (d).

(e) Use of Purchaser Trademark. Notwithstanding anything else in any Transaction Document, no Company Group Member shall, and each Company Group Member shall ensure that their Subsidiaries do not, publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, the Purchaser or any other Purchaser Party (including in any filing with the SEC, regulatory agency or Trading Market for any Securities of any Company Group Member or their Subsidiaries, including any Form 8-K or, as applicable, Form 1-U filing) without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser, to the extent required to do so under applicable Regulations (including as required in any registration statement filed with the SEC). None of the Company Group Members and their Affiliates shall represent that any Company Group Member or any of its Affiliates, any product or service of the Company Group Members or their Affiliates, or any know how or policy or practice of the Company Group Members or their Affiliates has been approved or endorsed by any Purchaser Party.

(f) Financing Statements and Other Periodic Filings. Following the Effective Date, (i) the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and (ii) the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Whether or not the Company shall be subject to the Exchange Act, the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act.

(g) Public Information Failure Payments. At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Transaction Securities have been sold or may be sold by the Purchaser without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Transaction Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of the Purchaser’s Purchased Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer pursuant to Rule 144 any Transaction Securities. The payments to which the Purchaser shall be entitled pursuant to this Section 4.2(g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(h) Disclosures to the Purchaser. The Company shall immediately notify the Purchaser in writing of the occurrence of any of the following, and any event that reasonably could cause any of the following to occur or that, with the passage of time or the giving of notice or both, would become any of the following: (i) any Suspension Event, (ii) any Disqualification Event relating to any Company Covered Person, (iii) any Change of Control, (iv) any Material Adverse Effect, (v) any Closing Condition becoming untrue at any time and (vi) any failure to comply with any Transaction Document. Each Company Group Member shall promptly (and in any event within five (5) business days) provide to each Purchaser Party any documents or other information requested by such Purchaser Party to determine compliance with any provision of any Transaction Document, to Sell any Transaction Security or to enforce its rights under any Transaction Document.

4.3 DWAC Eligible, Freely Tradeable and Listed.

(a) DWAC. The Company shall ensure that (i) its shares of Common Stock are and remain eligible at the Depository Trust Company (“DTC”) for full services pursuant to DTC’s operational arrangements, including transfer through DTC’s Deposits/Withdrawal at Custodian (“DWAC”) system, and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (i.e., a “DTC chill”), (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Transfer Agent is approved as an agent in the DTC’s Fast Automated Securities Transfer Program, (iv) all Transaction Securities are otherwise eligible for delivery via DWAC, and (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Transaction Securities via DWAC (“DWAC Eligible”).

(b) Freely Tradeable. Subject to the terms and conditions of the Registration Rights Agreement, following the Liquidity Event, the Company shall ensure that all Transaction Securities (including the Effective Date Shares) are freely tradeable. For the purposes of this Agreement, such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form and reasonably acceptable to all of the holders thereof, is effective under the Securities Act, registering the resale of such Transaction Securities by all such holders and names all such holders as selling security holders thereunder.

(c) Trading Markets. The shares of Common Stock are trading, and the Company believes in good faith that they shall continue to trade uninterrupted, on the Principal Trading Market and all other Trading Markets for such Common Stock. All of the shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Effective Date Shares) are listed or quoted for trading, and the Company shall use its best efforts to ensure that such shares continue to be listed or quoted for trading interrupted, on the Principal Trading Market and each such other Trading Market.

4.4 Transfer Restrictions.

(a) The Transaction Securities may only be disposed of in compliance with applicable securities Regulations. In connection with any transfer of Transaction Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.4(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Transaction Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, for as long as is required by this Section 4.4, of a legend on all of the Purchased Securities in the following form:

[THIS SECURITY HAS NOT] [NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXCHANGEABLE] HAVE] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Transaction Securities to a financial institution that is a sophisticated investor and an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Transaction Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Transaction Securities.

(c) No certificate evidencing any Transaction Security shall contain any legend (including the legend set forth in Section 4.4(b)) in the following cases: (i) while a registration statement covering the resale of such Transaction Security is effective under the Securities Act; (ii) following any sale of such Transaction Security pursuant to Rule 144; (iii) if such Transaction Security is eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, exercised in its sole discretion, counsel selected by the Purchaser) to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence to effect the removal of any legend (including that described in Section 4.4(b)), with a copy to the Purchaser and its broker. If any Transaction Security may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Transaction Security shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.4(c), it will, no later than two (2) trading days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing a Transaction Security issued with a restrictive legend (such second (2nd) trading day being referred to as the “Legend Removal Date” of such Transaction Securities of the Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.4. Certificates for the Transaction Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per trading day for each trading day after the Legend Removal Date for such Transaction Securities of the Purchaser until such certificate is delivered without a legend. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Transaction Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

4.5 Trading Activities of Purchaser. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling Transaction Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Transaction Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including Short Sales or Derivatives, before or after any Closing, as well as the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in Derivatives to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Transaction Securities are outstanding, including, during the periods that the number of Adjustment Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

4.6 Indemnification of Each Purchaser Party.

(a) Each Company Group Member shall, jointly and severally, indemnify against, and hold harmless from, the Purchaser, its Related Parties, each person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to any of the following: (a) the execution, existence, administration, performance or enforcement by any Purchaser Party of any of the Transaction Documents or consummation of any transaction described therein, including any real or alleged untrue statement of a material fact, or real or alleged omission of any material fact, in any SEC Report, including the Registration Statement, the Prospectus, any Prospectus Supplement and any other registration statement or prospectus or any amendment or supplement thereto, (b) the existence of, perfection of, a Lien upon or the Sale or collection of, or any other damage, Loss, failure to return or other realization upon any asset, (c) any representation or warranty of any Company Group Member or any of their Related Parties in any Transaction Document being untrue when made or the failure of any Company Group Member or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, or (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Group Member or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company Group Member shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses (x) incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction or (y) incurred by any Purchaser Party and directly and solely caused by the Company Group Members including in SEC Reports or any prospectus or any amendment or supplement thereto information about such Purchaser Party provided by such Purchaser Party and approved by such Purchaser Party for inclusion in such filing. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Group Members with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the Sale of the Transaction Securities and the termination of this Agreement. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Group Member or others and any liabilities any Company Group Member may be subject to pursuant to any Regulation.

(b) “Losses” means all liabilities, amounts due, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble. “Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of the Purchaser, taxes imposed on or measured by the net income or overall gross receipts of the Purchaser.

ARTICLE V       MISCELLANEOUS

5.1 Termination and Survival. This Agreement shall terminate on the Termination Date or, if earlier, the (a) the date on which the Purchaser shall have, in the aggregate, a Purchase Price equal to the Maximum Aggregate Purchase Price, (b) the date either party hereto effectively delivers notice to the other party of such termination, which notice may be given regardless of whether any Advance Notice has been issued and the Closing thereunder has not yet occurred (in which case such Advance Notice shall be deemed to be null and void). In addition, this Agreement may be terminated by the Purchaser by written notice to the Company, if the Effective Date has not occurred on or before the tenth (10th) business day following the date hereof. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination (including any failure by the Company to pay the Purchase Price or any fee, cost, expense or indemnity for which it is liable hereunder) and will not affect any obligation of the Company to deliver Adjustment Securities to the Purchaser with respect to a Closing having previously occurred. The representations and warranties, covenants and other provisions hereof shall survive each Closing and the delivery of the Purchased Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

5.2 Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Purchased Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the transfer of any Transaction Security in connection therewith and the consummation of the other transactions contemplated thereby, in each case on or about the Effective Date, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith; provided, that such reimbursement obligation shall not exceed $30,000 in the aggregate;

(b) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of any Transaction Document and the issuance, delivery and transfer of any Transaction Security in connection therewith and the consummation of the other transactions contemplated thereby, in each case after the Effective Date, including in connection with any subsequent Closing and including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection with any of the foregoing;

(c) all the costs, fees and expenses of preparation, printing and distribution of any SEC Report or the Registration Statement, the Prospectus or any Prospectus Supplement, of any other registration statement or prospectus, of any amendment or supplement to any of the foregoing, or of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by the Company and any other Transaction Document delivered after the Effective Date by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to the Purchaser of any Transaction Securities, including the filing of any Form 13D, 13G or any other form with the SEC in connection with Transaction Securities (or the filing of any other form with any other Governmental Authority required in connection therewith) and any communication with, or Proceeding before, any Governmental Authority in connection therewith any of the foregoing;

(d) all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents, including the issuance, delivery, transfer, exercise or conversion of any Transaction Security and the removal of any legend thereon, the preparation, execution and closing of any consents, amendments, waivers or other modifications to any Transaction Document or any Transaction Security and the execution of new Transaction Documents, including in each case the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Party (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(e) all the actual and reasonable costs, fees, expenses and disbursements of any auditors, experts, accountants, appraisers, consultants, advisors or agents used in connection with any of the foregoing or otherwise in connection with any Transaction Document, in each case whether or not any such person is jointly engaged with any Company Party or any other person; and

(f) all costs, fees and expenses (including the fees, expenses and disbursements of any auditors, experts, accountants, appraisers, consultants, advisors (including legal counsel, including allocated costs of internal counsel, advisors and agents employed or retained by such Purchaser Party and any investment bank, mediator, arbitrator or other party engaged to resolve any dispute or any other Proceeding, in each case whether or not any such person is jointly engaged with any Company Party or any other person), incurred by any Purchaser Party in enforcing any obligation owed hereunder or under the other Transaction Documents. or in collecting any payments due from any Company Party hereunder or under the other Transaction Documents or in any other Proceeding hereunder or under any Transaction Document (including costs of settlement) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy Proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Group Members. Expenses shall be paid within 30 days after delivery of a demand therefor by the Purchaser. Any obligation to pay any amount or deliver any Security to any Purchaser Party under any Transaction Document that is not fulfilled when due shall bear interest at 24% per annum (which, in the case of an obligation to deliver Securities, shall be payable as additional Securities of the same type), from the date such obligation is due to the date it is fulfilled, calculated on the basis of a 360-day year consisting of twelve thirty (30)-day periods, for the actual number of days occurring, in whole or in part, in such period. Any payment of any obligation to the Purchaser or any other Purchaser Party, and any delivery of any Security under any Transaction Document to the Purchaser or any other Purchaser Party, received after 3 p.m. on any day shall be deemed received (i) on the next business day, in the case of any such payment and (ii) on the next trading day, in the case of any such delivery.

5.3 Modifications and Signatures.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents, including any non-disclosure agreements or obligations of the Purchaser that may exist, all of which are hereby terminated pursuant to Section 4.2(b).

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchaser. No waiver or consent shall be effective against any party unless given in writing by such party and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Any modification effected in accordance with accordance with this Section 5.3(b) shall be binding upon the Purchaser, each other holder of Purchased Securities and the Company Group Members.

(c) Beneficiaries; Successors and Assigns. Except as otherwise expressly provided in any other Transaction Document with respect to such Transaction Document, this Agreement and the other Transaction Documents shall bind and inure solely to the benefit of the Company Group Members, the Purchaser, the other Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that no Company Group Member may assign, Sell, or Sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, this Agreement or any other Transaction Document, without the Purchaser’s prior written consent and any assignment done without such consent shall be void ab initio. Unless otherwise expressly provided in any Transaction Document, the Purchaser may Sell, or Sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, any Transaction Security or Transaction Document without the consent of any Company Group Member; provided, that any transferee of the rights, titles and obligations of the Purchaser under Transaction Documents shall agree in a writing for the benefit of the Purchaser and the Company to be bound, with respect to, and to the extent of, such Transaction Documents, by the provisions of the Transaction Documents that apply to the Purchaser and any such agreement shall be effective, to the extent of such transfer, to make such transferee a party to such Transferred Documents as the Purchaser and to be bound by, and benefit from, the provisions of such Transaction Documents applying to the Purchaser and shall, to the extent of such transfer, relieve the Purchaser of all of its obligations hereunder with respect to any event occurring after the effective date of such agreement; provided, further, that, upon the effectiveness of any such transfer, the Company shall agree to execute and deliver to the existing Purchaser and the new Purchasers new Transaction Documents (including this Agreement), each of which shall be identical to the existing Transaction Documents except that they shall, mutatis mutandis and in proportion to such transfer, reflect the identity of the new Purchasers after giving effect to, and to the extent of, such assignment (which may include the existing Purchaser) and, in the case of a partial transfer, their respective allocations of the Maximum Aggregate Purchase Price (as well as ratable allocations of the limits set forth in Sections 1.1(c) and 1.1(d)), as well as, if requested by the existing Purchaser or any new Purchaser, appropriate conforming changes to other provisions of any Transaction Documents.

(d) No Implied Waivers or Notice Rights. No notice to or demand on any Company Group Member, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Group Member to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Group Member of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect, or operate a waiver under, any other provision of any Transaction Document (except as specifically mentioned) and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not be construed to require any notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). No waiver of any Closing Condition, and no any default under or breach of any provision, condition or requirement of, this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any other or subsequent Closing Condition, default or breach of, or a waiver of any other provision, condition or requirement of, this Agreement or any other Transaction Document; nor shall any failure, delay or omission of any party to exercise any right, power or privilege under this Agreement or any other Transaction Document waive, or otherwise impair in any manner, the exercise of such or any other right, power or privilege under this Agreement or any other Transaction Document. None of the foregoing actions shall in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations, except as specifically agreed in any written waiver or other modification made in accordance with accordance with this Section 5.3.

(e) Counterparts. This Agreement and each Transaction Document may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any Proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page of this Agreement and each other Transaction Document by email or other electronic transmission shall be as effective as delivery of a manually executed counterpart by hand.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or in any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including emailed electronic signatures. The Company expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

5.4 Notices.

(a) All notices, requests, demands, and other communications to either party hereto given under this Agreement or any other Transaction Document shall be in writing (including email) and shall be given to such party at the physical address or send to the email address set forth in the signature pages hereof or at such other physical address or email address as such party may hereafter specify for the purpose of notice to the Purchaser and the Company in accordance with the provisions of this Section 5.4.

(b) Each such notice, request or other communication shall be effective (i) if given by mail, three (3) business days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by email, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that, if the Common Stock is listed on a Trading Market and such email is not sent prior to the last trading hour of the Principal Trading Market of the Common Stock on a trading day, such email shall be deemed to have been sent at the opening of trading on the next trading day for such Principal Trading Market. Any notice that must be given “promptly” or “immediately” shall be given by email. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

5.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party is hereby authorized by the Company Group Members at any time or from time to time, without notice or demand to any Company Group Member or to any other person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Group Member to or for the credit or the account of any Company Group Member or any of their Related Parties against and on account of any amounts due by any Company Group Member or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the purchase price to be disbursed hereunder for the purchase of the Purchased Securities), irrespective of whether or not such Purchaser Party shall have made any demand hereunder and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

5.6 Dispute Resolution.

(a) In the case of a dispute between any Company Group Member and the Purchaser relating to or in connection with - or, when an agreement between any Company Group Member and the Purchaser is required hereunder, an inability to agree on - a Closing Bid Price, a Closing Sale Price, a VWAP or a fair market value (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Purchaser (as the case may be) shall submit the dispute to the other party, by notice delivered as provided in Section 5.4 (Notices), (i) if by the Company, within two (2) trading days after the occurrence of the circumstances giving rise to such dispute or (ii) if by the Purchaser, at any time after the Purchaser learned of the circumstances giving rise to such dispute. If the Purchaser and the Company are unable to promptly resolve such dispute on or prior to the second (2nd) trading day following such initial notice of such dispute, then the Purchaser may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b) The Purchaser and the Company shall each deliver to such investment bank (i) a copy of the initial dispute submission so delivered in accordance with clause (a) and (ii) written documentation (together with such copy of such submission, the “Required Dispute Documentation”) supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) trading day immediately following the date on which such investment bank is selected hereunder (the “Dispute Submission Deadline”). If either party fails to deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then such party shall no longer be entitled to (and hereby waives its right to) deliver or submit any document or other supporting evidence to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline. Unless otherwise agreed to in writing by both the Company and the Purchaser or otherwise requested by such investment bank, neither the Company nor the Purchaser shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute other than the Required Dispute Documentation.

(c) The Company and the Purchaser shall ensure that such investment bank determines the resolution of such dispute and notify the Company and the Purchaser of such resolution no later than ten (10) trading days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(d) Each Company Group Member expressly acknowledges and agrees that (i) this Section 5.6 constitutes an agreement to arbitrate between the Company and the Purchaser (and constitutes an arbitration agreement) and that the Purchaser is authorized to apply for an order to compel arbitration in order to compel compliance with this Section 5.6, (ii) the terms of this Agreement and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of any dispute resolved under this Section 5.6, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents, (iii) as described in Section 5.7 (Governing Law; Courts), the Purchaser (and only the Purchaser), in its sole discretion, shall have the right to submit any dispute described in this Section 5.6 to any state or federal court and other Governmental Authorities in lieu of utilizing the procedures set forth in this Section 5.6 and (iv) nothing in this Section 5.6 shall limit the Purchaser from obtaining any injunctive relief or other equitable remedies (including with respect to any matters described in this Section 5.6).

5.7 Governing Law; Courts.

(a) Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

(b) Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Purchaser and any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Group Member (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 (Notices) and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Group Member in any other jurisdiction.

5.8 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.9 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser Party exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser Party may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.10 Replacement of Certificates. If any certificate or instrument evidencing any Transaction Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Transaction Securities.

5.11 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance under the Transaction Documents. Including with respect to the delivery of Purchased Securities at any Closing. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of any Company Group Member contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If any Company Group Member shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, the Purchaser may, in its discretion at any time, for the account and at the expense of the Company Group Members jointly and severally, pay any amount or do any act required of such Company Group Member hereunder or under any of the other Transaction Documents or otherwise lawfully requested by the Purchaser (including buying replacement Securities in the Principal Trading Market of such Securities in case of failure by the Company to deliver Securities). All fees, costs and expenses incurred by the Purchaser in connection with the taking of any such action shall be reimbursed to the Purchaser by the Company Group Members, jointly and severally, on demand, with interest accruing daily thereon at the rate specified in Section 5.2 (Fees and Expenses). Any payment made or other action taken by the Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d) Nothing in any Transaction Document shall limit any Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Group Member to comply with the terms of this Agreement or any other Transaction Document.

(e) Each Company Group Member acknowledges and agrees that any breach of or default under any Transaction Document will cause irreparable harm to each Purchaser Party and the remedy at law for any such breach may be inadequate. Therefore, in the event of any such breach or default, each such Purchaser Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.12 Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Group Member or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Group Member makes a payment or payments to any Purchaser Party pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Group Member, a trustee, receiver or any other person under any Regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied, the Transaction Documents and all rights and remedies thereunder, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.13 Usury. To the extent it may lawfully do so, each Company Group Member hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser Party in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Group Member under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Regulations (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest, when aggregated with any other sums in the nature of interest that any Company Group Member may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Regulations. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Group Member to any Purchaser Party with respect to any obligation owing under any Transaction Document, such excess shall be applied to any other outstanding obligation under any Transaction Document or be refunded to the Company, the manner of handling such excess to be at the election of the Purchaser.

5.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.15 Further Assurances. The Company Group Members agree to take such further actions as the Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

5.16 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for a payment, the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a business day, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding business day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (p) “person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind, (q) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations,” (r) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form,” (s) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (t) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (u) “including” means “including, without limitation,” (v) “knowledge” of the any Company Group Member means the best knowledge of any officer, director or employee of such Company Group Member after due inquiry, (w) “ordinary course of business” means in the ordinary course of business, as conducted on the date hereof, consistent with past practices reflected in written disclosures made on or prior to the date hereof in accordance with this Agreement, together with such changes thereto as may be approved by the Purchaser in its sole discretion, (x) “dollar” and the sign “$” each mean the lawful money of the United States of America, (y) “business day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement and (z) “trading day” means a day on which the Principal Trading Market for the Common Stock is open for trading; provided, that “trading day” shall not include, unless the Purchaser otherwise agrees, any day on which the Common Stock is scheduled to trade thereon for less than four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or, if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m.); provided, further that, if the Common Stock does not trade on any Trading Market, “trading day” shall mean “business day”. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. Whenever in any provision of any Transaction Document, the Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that the Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month). “rounding” means, with respect to shares of Common Stock, rounding according to the Regulations of the Principal Trading Market or, if not such Regulations exists or if such Regulations shall be ambiguous, perfectly even results shall be rounded up. The reporting entity relied upon for the determination of trading price and trading volume shall be Bloomberg, L.P.

5.17 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this Agreement or any Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Purchaser Party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Group Member acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. Each Company Group Member has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.17 shall not restrict a party from exercising pre- or post-judgment remedies under applicable Regulations.

[Signature Pages Follow]

In witness whereof, each of the undersigned has duly executed this Agreement as of the date first written above.

CDT EQUITY INC.	Address for Notices: 4581 Tamiami Trail North Suite 200 Naples, Florida 34103

By:	Email: ___________
Name:
Title:

[Signature Page for the Purchaser Follows]

ASCENT PARTNERS FUND LLC, as Purchaser

By:
Name:
Title:

Address for Notices:

19505 Biscayne Blvd., Suite 2350
Aventura, FL 33180
legal@ascentpartnersllc.com

SECURITIES PURCHASE AGREEMENT

SCHEDULE I

INDEX OF DEFINED TERMS

Defined Term	Location of Definition
Adjusted Price	Section 1.1(c)(iii)
Adjustment Period	Section 1.1(c)(iii)
Adjustment Securities	Section 1.1(c)(iii)
Advance Notice	Section 1.1(d)
Affiliate	Disclosure Certificate (Schedule 1-A – Corporate Information)
AML/CTF Regulation	Disclosure Certificate (Schedule 11 – Sanctions and Compliance)
Attribution Parties	Section 1.1(g)
Average Purchase Price	Section 1.4(b)(iv)
Beneficial Ownership Limitation	Section 1.1(g)
Black Out Period	Section 1.1(f)(iii)
Buy-In	Section 1.1(f)(v)
Capital Lease	Disclosure Certificate (Schedule 5 – Indebtedness and Liens)
Capital Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Change of Control	Section 1.4(b)(xvi)
Closing	Section 1.1(d)
Closing Bid Price	Section 1.1(c)(iii)
Closing Condition	Section 1.4(b)
Closing Date	Section 1.1(d)
Closing Date Securities	Section 1.1(c)
Closing List	Section 1.2(a)
Closing Sale Price	Section 1.1(c)(iii)
Closing Statement	Closing List
Common Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
Common Stock Equivalent	Disclosure Certificate (Schedule 1-A – Corporate Information)
Company Covered Person	Disclosure Certificate (Schedule 12 – Issuance of Transaction Securities)
Company Group Member	Disclosure Certificate (Lead-In)
Consent	Disclosure Certificate (Schedule 6 – Consents)
Contractual Obligation	Disclosure Certificate (Schedule 4 – Contractual Obligations and Regulations)
Copyrights	Disclosure Certificate (Schedule 2 – Intellectual Property)

SECURITIES PURCHASE AGREEMENT

Daily Traded Value	Section 1.1(c)(i)
Derivative	Disclosure Certificate (Schedule 5 – Indebtedness and Liens)
Disclosure Certificate	Closing List
Discontinuation Event	Section 1.1(f)(iii)
Dispute Submission Deadline	Section 5.6(b)
Disqualification Event	Disclosure Certificate (Schedule 12 – Issuance of Transaction Securities)
DTC	Section 4.3(a)
DWAC	Section 4.3(a)
DWAC Eligible	Section 4.3(a)
Equity Line of Credit	Section 3.2(b)
Effective Date	Section 1.1(a)
Effective Date Shares	Section 1.1(e)
Evaluation Date	Disclosure Certificate (Schedule 10 – Financial Statements)
Exchange Act	Disclosure Certificate (Schedule 12 – Issuance of Transaction Securities)
Exchange Cap	Section 1.4(b)(iv)
Exchange Transaction	Section 3.2(a)
Expanded Closing	Section 1.1(d)
Expanded Pricing Period	Section 1.1(d)
Expanded Closing Date	Section 1.1(d)
Expanded Purchase Price	Section 1.1(d)
Floor Price	Section 1.1(c)(ii)
Fundamental Transaction	Section 3.1(b)
GAAP	Disclosure Certificate (Schedule 10 – Financial Statements)
Guaranty Obligation	Disclosure Certificate (Schedule 5 – Indebtedness and Liens)
Governmental Authority	Disclosure Certificate (Schedule 3 – Permits)
Indebtedness	Disclosure Certificate (Schedule 5 – Indebtedness and Liens)
Intellectual Property	Disclosure Certificate (Schedule 2 – Intellectual Property)
Internet Domain Name	Disclosure Certificate (Schedule 2 – Intellectual Property)
IP Ancillary Rights	Disclosure Certificate (Schedule 2 – Intellectual Property)
IP License	Disclosure Certificate (Schedule 2 – Intellectual Property)
Legend Removal Date	Section 4.4(c)
Lien	Disclosure Certificate (Schedule 5 – Indebtedness and Liens)

Losses	Section 4.6(b)
Material Adverse Effect	Disclosure Certificate (Lead-In)
Maximum Aggregate Purchase Price	Section 1.4(b)(iv)
Maximum Rate	Section 5.13
Minimum Price	Section 1.4(b)(iv)
OFAC	Disclosure Certificate (Schedule 11 – Sanctions and Compliance)
Official Closing Price	Section 1.4(b)(v)
Patents	Disclosure Certificate (Schedule 2 – Intellectual Property)
Permit	Disclosure Certificate (Schedule 3 – Permits)
Pricing Percentage	Section 1.1(c)

SECURITIES PURCHASE AGREEMENT

Principal Trading Market	Disclosure Certificate (Schedule 12 – Issuance of Transaction Securities)
Proceeding	Disclosure Certificate (Schedule 7 - Proceedings)
Prospectus	Section 1.1(f)(iii)
Prospectus Supplement	Section 1.1(f)(iii)
Public Information Failure	Section 4.2(g)
Public Information Failure Payments	Section 4.2(g)
Purchase Price	Section 1.1(d)
Purchased Security	Section 1.1(c)
Purchaser Party	Section 4.6
Registration Rights Agreement	Closing List
Registration Statement	Section 1.1(f)(iii)
Regular Closing	Section 1.1(c)
Regular Closing Date	Section 1.1(c)
Regular Floor Price	Section 1.1(c)(ii)
Regular Purchase Price	Section 1.1(c)
Regulation	Disclosure Certificate (Schedule 4 – Contractual Obligations and Regulations)
Related Party	Disclosure Certificate (Schedule 1-A – Corporate Information)
Required Dispute Documentation	Section 5.6(b)
Required Filings	Disclosure Certificate (Schedule 6 – Consents)
Rule 144	Section 1.3(f)
Sale (or Sell)	Section 3.1(a)
Sanctioned Jurisdiction	Disclosure Certificate (Schedule 11 – Sanctions and Compliance)
Sanctioned Person	Disclosure Certificate (Schedule 11 – Sanctions and Compliance)
Sanctioned Laws	Disclosure Certificate (Schedule 11 – Sanctions and Compliance)
SEC	Section 1.3(f)
SEC Reports	Disclosure Certificate (Schedule 10 – Financial Statements OR Lead-In)
Securities Act	Recitals to this Agreement
Securities	Disclosure Certificate (Schedule 1-A – Corporate Information)
Short Sale	Section 2.2(f)
Software	Disclosure Certificate (Schedule 2 – Intellectual Property)
Standard Enforceability Exceptions	Disclosure Certificate (Schedule 6 – Consents)
Stock Equivalent	Disclosure Certificate (Schedule 1-A – Corporate Information)
Subsidiary	Disclosure Certificate (Schedule 1-A – Corporate Information)
Suspension Event	Section 1.1(f)(iii)
Tax	Section 4.6(b)
Third Party Exchange Transfer	Section 3.2(a)
Termination Date	Section 1.1(c)
Trademark	Disclosure Certificate (Schedule 2 – Intellectual Property)
Trade Secret	Disclosure Certificate (Schedule 2 – Intellectual Property)
Trading Market	Disclosure Certificate (Schedule 12 – Issuance of Transaction Securities)
Transaction Document	Closing List
Transaction Securities	Section 1.1(e)
Transfer Agent Instruction Letter	Closing List
Voting Stock	Disclosure Certificate (Schedule 1-A – Corporate Information)
VWAP	Section 1.1(c)(iii)

SECURITIES PURCHASE AGREEMENT

SCHEDULE II

CLOSING LIST

SECURITIES PURCHASE AGREEMENT

EXHIBIT A1

FORM OF ADVANCE NOTICE

SECURITIES PURCHASE AGREEMENT

ADVANCE NOTICE

Dated ____________ __, 20__	Notice Number: __________

The undersigned, CDT Equity Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), hereby elects to sell to Ascent Partners Fund LLC, a Delaware limited liability company (together with its successors and, if permitted, assigns, the “Purchaser”) the shares of common stock of the Company (the “Common Stock”) listed below pursuant to, and subject to the terms and conditions of, the Securities Purchase Agreement, by and between the Company and the Purchaser (as the same may be amended or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not defined herein are used as defined in the Purchase Agreement, including those defined by reference to other agreements in Schedule I thereto), shares of common stock (the “Common Stock”), of the Company in the quantities and as of the dates set forth below. This is an irrevocable Advance Notice pursuant to Section 1.1 (Advance Notices) of the Purchase Agreement.

This is an Advance Notice for ☐ a Regular Closing ☐ an Expanded Closing (check one).

The undersigned, having the name and occupying the position at the Company specified on the signature page below DOES HEREBY CERTIFY, for the benefit of the Purchaser and each other Purchaser Party, that he has reviewed the Purchase Agreement and the other Transaction Documents executed on the date hereof and that each of the following is true on the date hereof, both before and after giving effect to the purchase of the Purchased Securities:

(a) Schedule I hereto is true, correct and complete and reflects, with accurate calculations, the issuance requested in this Advance Notice;

(b) All of the Closing Conditions are and will be satisfied both as of the date hereof and the proposed Closing Date.

This Advance Notice is a Transaction Document and, as such is subject to various provisions of the Purchase Agreement applicable to Transaction Documents, including, among others, choice of law, forum, and waiver of jury trial.

CDT EQUITY INC.

By:
Name:
Title:

Please deliver the shares of Common Stock purchased in connection with this notice as follows:

Delivery Instructions:

Ascent Partners Fund LLC

By:
Name:
Title:

SECURITIES PURCHASE AGREEMENT

Schedule I

Proposed Closing Date:[2]	___________ __, 20__
Requested Number of Closing Date Shares:	__________________
Outstanding shares before the Closing Date:	___________________
Outstanding shares after the Closing Date:	___________________
Registered shares before the Closing Date:	___________________
Registered shares after the Closing Date:	___________________
Reserved shares before the Closing Date:	___________________
Reserved shares after the Closing Date:	___________________
Exchange Cap (if applicable) shares before the Closing Date:	___________________
Exchange Cap (if applicable) shares after the Closing Date:	___________________

2 Must be a trading day.

SECURITIES PURCHASE AGREEMENT

EXHIBIT A2

FORM OF SETTLEMENT DOCUMENT

(REGULAR CLOSING)

SECURITIES PURCHASE AGREEMENT

ADJUSTMENT SECURITIES SETTLEMENT DOCUMENT
(REGULAR CLOSING)

Regular Closing Date (Start of Adjustment Period):	_____________ __, 20__
End of Regular Adjustment Period:	_____________ __, 20__
Adjusted Price:	$__________________
Regular Purchase Price per share:	$__________________
Total Shares to be delivered (after Adjustment Period):[3]	__________________
Shares already delivered (Closing Date Securities):	Less __________________
Shares to be delivered (Adjustment Securities):	= __________________

This settlement document accurately reflects our calculation of the Adjustment Securities, is a Transaction Document and, as such is subject to various provisions of the Purchase Agreement applicable to Transaction Documents, including, among others, choice of law, forum, and waiver of jury trial.

CDT EQUITY INC.

By:
Name:
Title:

Please deliver the shares of Common Stock purchased in connection with this notice as follows:

Delivery Instructions:

Ascent Partners Fund LLC

By:
Name:
Title:

3 Due only if the Adjusted Price is lower than the Regular Purchase Price.

SECURITIES PURCHASE AGREEMENT

EXHIBIT A3

FORM OF SETTLEMENT DOCUMENT

(EXPANDED CLOSING)

SECURITIES PURCHASE AGREEMENT

ADJUSTED PRICE SETTLEMENT DOCUMENT
(EXPANDED CLOSING)

Expanded Closing Date (Start of Expanded Pricing Period):	_____________ __, 20__
End of Expanded Pricing Period:[4]	_____________ __, 20__
Expanded Purchase Price per share:[5]	$__________________
Number of Purchased Securities delivered on the Closing Date:	times __________________
Total Expanded Purchase Price:	__________________

This settlement document accurately reflects our calculation of the Expanded Purchase Price, is a Transaction Document and, as such is subject to various provisions of the Purchase Agreement applicable to Transaction Documents, including, among others, choice of law, forum, and waiver of jury trial.

Ascent Partners Fund LLC

By:
Name:
Title:

Please deliver the shares of Common Stock purchased in connection with this notice as follows:

Delivery Instructions:

By:
Name:
Title:

4 The earlier of (x) ten (10) trading days after the Expanded Closing Date and (y) the date when the Purchaser shall have entered into committed, binding trades to sell all of the Purchased Securities purchased at such Expanded Closing.

5 The lower of (x) the average of the daily VWAP on the trading day immediately preceding the Expanded Closing Date and the daily VWAP on the Expanded Closing Date and (y) the Pricing Percentage of the lowest VWAP for all trading days in the Expanded Pricing Period.

SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT C

FORM OF TRANSFER AGENT INSTRUCTION LETTER

SECURITIES PURCHASE AGREEMENT